Exhibit 10.4
MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

NON-QUALIFIED GLOBAL STOCK OPTION AGREEMENT
    MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the employee (the “Optionee”) identified in the award statement provided to the Optionee (the “Award Statement”) under the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan, as amended from time to time (the “Plan”) non-qualified stock options (the “Option”). The Option entitles the Optionee to exercise options for up to the aggregate number of shares set forth in the Award Statement (the “Option Shares”) of the Company’s Common Stock, at the price per share set forth in the Award Statement (the “Grant Price”). Capitalized terms not otherwise defined in this Non-Qualified Global Stock Option Agreement (this “Agreement”) shall have the same meaning as defined under the Plan. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act.
The Option is subject to the following terms and conditions (including the country-specific terms set forth in Appendix A to this Agreement):
The Optionee must either execute and deliver an acceptance of the terms set forth in this Agreement or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the Option if the Optionee fails to accept this Agreement and related documents within the specified period or using the procedures for acceptance established by the Committee.
1.Vesting. Except as expressly provided in this Agreement, this Option may not be exercised before the vesting requirements (“Vesting Requirements”) set forth in the schedule to the Award Statement (the “Schedule”) have been satisfied.
2.Vesting Upon Termination of Employment. Unless determined otherwise by the Committee or except as expressly provided in this Agreement, if the Optionee terminates employment with the Mondelēz Group before satisfying the Vesting Requirements, this Option will not be exercisable. If the Optionee terminates employment with the Mondelez Group before satisfying the Vesting Requirements due to:
(a)     the Optionee’s death or Disability (as defined below in paragraph 15), then this Option will become immediately exercisable for 100% of the Option Shares identified in the Award Statement; or
(b)     the Optionee’s Retirement (as defined below in paragraph 15) occurring at least ninety (90) days after the date of grant (“Grant Date”) of the Option, or as otherwise determined by the Committee, and provided the Option is not otherwise accounted for, or included in, the Optionee’s severance or retirement arrangement with the Mondelēz Group and the Optionee timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion, then this Option will continue to vest and become exercisable as identified on the Schedule as if the Optionee’s employment had not terminated.
3.Exercisability Upon Termination of Employment from the Mondelēz Group. During the period commencing on the first date that the Vesting Requirements are satisfied (or, such earlier date determined in accordance with paragraph 2) until the close of the market on the expiration date set forth in the Schedule (“Expiration Date”) (or if the market is closed on such date, the close of the market on the last date the market is open prior to the Expiration Date), this Option may be exercised in whole or in part with respect to such Option Shares, subject to the following provisions:
(a)    In the event that the Optionee’s employment terminates by reason of Retirement, death or Disability, such Option may be exercised on or prior to the Expiration Date;
(b)    If employment is terminated by the Optionee (other than by Retirement, death or Disability), such Option may be exercised until the close of the market 30 days from the effective date of termination (the “30-Day Period”) (or if the market is closed on such date, the close of the market on the last date the market is open prior to the expiration of the 30-Day Period);
(c)    If, other than by death, Disability or Retirement, the Optionee’s employment is terminated by the Mondelēz Group without Cause for any reason (even if such termination constitutes unfair dismissal under the employment laws of the country where the Optionee resides or if the Optionee’s termination is later determined to be invalid and/or his or her employment is reinstated) or in the event of any other termination of employment caused directly or indirectly by the Mondelēz Group, such Option may be exercised until the close of the market 12 months from the effective date of termination (the “12-Month Period”) (or if the market is closed on such date, the close of the market on the last date the market is open prior to the expiration of the 12-Month Period); and
(d)    If the Optionee’s employment is involuntarily suspended or terminated by the Mondelēz Group for Cause, the Option shall be forfeited.
        No provision of this paragraph 3 shall permit the exercise of any Option after the Expiration Date. For purposes of this Agreement, the Optionee’s employment shall be deemed to be terminated when he or she is no longer actively employed by the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any). The Optionee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period or garden leave payments, or other comparable benefits or through other such arrangements that may be entered into that give rise to separation or notice pay. The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement. Notwithstanding the foregoing provisions and unless otherwise determined by the Company, this Option may only be exercised on a day that the Nasdaq Global Select Market (the “Exchange”) is open. Accordingly, if the Expiration Date (or the expiration of the 30-Day Period and/or the 12-Month Period) is a day the Exchange is closed, the Expiration Date (or the expiration of the 30-Day Period and/or the 12-Month Period) shall be the immediately preceding day on which the Exchange is open.
4.Exercise of Option and Withholding Taxes. This Option may be exercised only in accordance with the procedures and limitations (including the country-specific terms set forth in Appendix A to this Agreement) set forth in this paragraph 4, the Company’s Equity Grants Guide, as amended from time to time, or such other similar-type communication provided by the Company. Payment of the aggregate Grant Price shall be by any of the following, or a combination thereof:
(a)to the extent permitted by applicable law, by cash, check or cash equivalent;
(b)consideration received by the Company from a cashless exercise through a licensed securities broker acceptable to the Company;
(c)if the Optionee is a U.S. taxpayer or if permitted by the Committee, by surrender of shares of Common Stock previously owned by the Optionee which meet the conditions established by the Committee; or
(d)any other methods approved by the Committee and permitted by applicable laws.
        The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Optionee even if legally applicable to the Company or the Employer (“Tax-Related Items”), is and remains the Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee becomes subject to any Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.
    The Optionee acknowledges and agrees that the Company may refuse to issue or deliver shares of Common Stock upon exercise of the Option if Optionee fails to comply with his or her Tax-Related Items obligations or the Company has not received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “hypothetical taxes”, if applicable, pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Mondelēz Group, or arrangements satisfactory to the Company for the payment thereof have been made.
    In this regard, the Optionee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Optionee, to satisfy any applicable withholding obligations with regard to all Tax-Related Items legally due by the Optionee (or otherwise due from the Optionee as set forth above in this paragraph 4) and any hypothetical taxes from the Optionee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of Option Shares. Alternatively, or in addition, the Company may instruct the broker it has selected for this purpose (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization without further consent) to sell the Option Shares that the Optionee acquires to meet the Tax-Related Items withholding obligation and any hypothetical taxes. In addition, unless otherwise determined by the Committee, Tax-Related Items or hypothetical taxes may be paid by withholding from Option Shares subject to the exercised Option, provided, however, that withholding in Option Shares shall be subject to approval by the Committee to the extent deemed necessary or advisable by counsel to the Company at the time of any relevant tax withholding event. Finally, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items and hypothetical taxes that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s exercise of the Option that cannot be satisfied by the means previously described.
The Company may withhold or account for Tax-Related Items and any hypothetical taxes by considering statutory withholding rates or other applicable withholding rates, including minimum rates or maximum rates applicable in the Optionee’s jurisdiction(s), in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock or, if not refunded, the Optionee may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, the Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Optionee is deemed to have been issued the full number of Option Shares, notwithstanding that a number of the Option Shares are held back solely for the purpose of paying the Tax-Related Items and/or hypothetical taxes due as a result of any aspect of the Optionee’s participation in the Plan.
5.Cash-Out of Option. The Committee may elect to cash out all or a portion of the Option to be exercised pursuant to any method of exercise by paying the Optionee an amount in cash or Common Stock, or both, equal to the Fair Market Value of the shares of Common Stock on the exercise date less the Grant Price for such shares.
6.Restrictions and Covenants.
(a)In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Optionee agrees and covenants as follows for a period of twelve (12) months following the date of the Optionee’s termination of employment from the Mondelēz Group:

1.to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Optionee, without the express written permission of the Company’s chief human resources officer, will not engage in any conduct in which the Optionee contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service the Optionee has reason to know has been under development by the Mondelēz Group during the Optionee’s employment with the Mondelēz Group). The Optionee will not engage in any activity that may require or inevitably require the Optionee’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;
2.to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, the Optionee, without the express written permission of the Company’s chief human resources officer, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and
3.to protect the Mondelēz Group’s investment in its development of goodwill and customers and to ensure the long-term success of the business, the Optionee will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message, SMS text messaging and social media) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of the Mondelēz Group for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.
The provisions contained herein in paragraph 6 are not in lieu of, but are in addition to the continuing obligation of the Optionee (which the Optionee acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Optionee until any particular trade secret or Confidential Information becomes generally known (through no fault of the Optionee), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. The Optionee understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
(b)A main purpose of the Plan is to strengthen the alignment of long-term interests between optionees and the Mondelēz Group by providing an ownership interest in the Company, and to prevent former employees whose interests become adverse to the Company from maintaining that ownership interest. By acceptance of any Grant (including the Option) under the Plan, the Optionee acknowledges and agrees that if the Optionee breaches any of the covenants set forth in paragraph 6(a):
1.all unvested Grants (including any unvested portion of the Option) shall be immediately forfeited;
2.the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, vested, unpaid or deferred Grants (including the vested but unexercised portion of the Option) at any time if the Optionee is not in compliance with all terms and conditions set forth in the Plan and this Agreement including, but not limited to, paragraph 6(a);

3.the Optionee shall repay to the Mondelēz Group the net proceeds of any exercise or Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve (12) months immediately preceding any such violation; or (ii) the date six (6) months prior to the Optionee’s termination of employment with the Mondelēz Group. The Optionee shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Optionee by the Mondelēz Group, in a way that is intended to avoid the application of penalties under Section 409A of the Code, if applicable, or other applicable law. For purposes of this paragraph, net proceeds shall mean the difference between the Fair Market Value of the shares of Common Stock and the Grant Price less any Tax-Related Items; and
4.the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security as the Optionee acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
(c)If any provision contained in this paragraph 6 shall for any reason, whether by application of existing law or law which may develop after the Optionee’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Optionee agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.
(d)Notwithstanding the foregoing, no section of this Agreement is intended to or shall limit, prevent, impede or interfere with the Optionee's non-waivable right, without prior notice to the Company, to provide information to, participate in investigations by or testify in proceedings before any federal, state or local government subdivision or agency, including but not limited to the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, U.S. Department of Justice, the U.S. Congress, or any agency Inspector General, regarding the Mondelēz Group's past or future conduct, or to engage in any activities protected under applicable whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Optionee does not need prior authorization from the Mondelēz Group to make any such reports or disclosures and is not required to notify the Mondelēz Group that the Optionee has made such reports or disclosures.
(e)The Optionee is hereby advised in writing to consult with an attorney before entering into the covenants outlined in this Section 6. The Optionee acknowledges that prior to acceptance of this Agreement, the Optionee has been advised by the Company of the Optionee's right to seek independent advice from an attorney of the Optionee's own selection regarding this Agreement, including the restraints imposed upon him or her pursuant to this Section 6. The Optionee acknowledges that they have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. The Optionee further represents that in entering into this Agreement, the Optionee is not relying on any statements or representations made by any of the Company's directors, officers, employees or agents which are not expressly set forth herein, and that the Optionee is relying only upon their own judgment and any advice provided by the Optionee's attorney. The Optionee acknowledges he or she has been provided at minimum 14 calendar days to review the provisions contained herein but may voluntarily waive this period and sign prior to the 14 calendar day period lapsing.
(f)For purposes of this Section 6, the Company and any member of the Mondelēz Group shall be deemed to be third-party beneficiaries with the right to seek enforcement of any of the provisions of this Section 6. Further, for purposes of this Section 6, references to acting directly or indirectly include acting jointly with or through another person.
7.Clawback Policy/Forfeiture. The Optionee understands and agrees that in the Committee's sole discretion, the Company may cancel all or part of the Option or require repayment by the Optionee to the Company of all or part of any cash payment or shares of Common Stock acquired at exercise pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including a violation of paragraph 6 above, from time to time. In addition, any payments or benefits the Optionee may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time.
8.Transfer Restrictions. Unless otherwise required by law, this Option is not transferable or assignable by the Optionee in any manner other than by will or the laws of descent and distribution applicable to the Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.
9. Adjustments. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the Grant Date, the Board or the Committee shall make adjustments to the terms and provisions of this Grant (including, without limiting the generality of the foregoing, terms and provisions relating to the Grant Price and the number and kind of shares subject to this Option) as it deems appropriate including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of the Option, and to determine whether continued employment with any entity resulting from such transaction or event will or will not be treated as a continued employment with the Mondelēz Group, in each case, subject to any Board or Committee action specifically addressing any such adjustments, cash payments or continued employment treatment.
10.Successors and Assigns. Whenever the word “Optionee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Option may be transferred pursuant to this Agreement, it shall be deemed to include such person or persons. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.
11.Entire Agreement; Governing Law. The Award Statement, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except as provided in the Award Statement, the Plan or this Agreement or by means of a writing signed by the Company and the Optionee. Nothing in the Award Statement, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Award Statement, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Award Statement, the Plan or this Agreement, the Optionee is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia.
12.Grant Confers No Rights to Continued Employment - Nature of the Grant. Nothing contained in the Plan or this Agreement (including the country-specific terms set forth in Appendix A to this Agreement) shall give the Optionee the right to be retained in the employment of any member of the Mondelēz Group, affect the right of the Employer to terminate the Optionee’s employment, or be interpreted as forming or amending an employment or service contract with any member of the Mondelēz

Group. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of the Optionee. Further, the Optionee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future option or other Grants, if any, will be at the sole discretion of the Committee;
(d)the Optionee is voluntarily participating in the Plan;
(e)the Option and the Option Shares subject to the Option, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)the Option and the Option Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payment, pension, retirement or welfare benefits or similar mandatory payments;
(g)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted;
(h)if the underlying shares of Common Stock do not increase in value, the Option will have no value;
(i)if the Optionee exercises the Option and obtains shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Grant Price;
(j)unless otherwise agreed with the Company, the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of any entity of the Mondelēz Group;
(k)the Optionee understands and agrees that Optionee should consult with the Optionee’s own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan and that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock;
(l)the Option is designated as not constituting an Incentive Stock Option; this Agreement shall be interpreted and treated consistently with such designation;
(m)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company's Common Stock;
(n)the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not part of Optionee’s normal or expected compensation or salary for any purpose;

(o)neither the Company, the Employer nor any member of the Mondelēz Group shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or any shares of Common Stock delivered to the Optionee upon exercise of the Option or of any proceeds resulting from the Optionee’s sale of such shares; and
(p)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Optionee’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of any employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any).
13.Data Privacy. The Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials (“Data”) by and among the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Mondelēz Group may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social security, passport or insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or other equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Optionee understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP, or such other public accounting firm that may be engaged by the Company in the future. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. If the Optionee resides outside the United States, the Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, UBS, PricewaterhouseCoopers LLP and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. If the Optionee resides outside the United States, the Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee an option or other equity awards or administer or maintain such grants. The Optionee also understands that the Company has no obligation to substitute other forms of grants or compensation in lieu of the option as a consequence of the Optionee’s refusal or withdrawal of his or her consent. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

Further, upon request of the Company or the Employer, the Optionee agrees to provide an executed data privacy form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Optionee for the purpose of administering the Optionee’s participation in the Plan in compliance with the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands and agrees that he or she will not be able to participate in the Plan if the Optionee’s fails to provide any such consent or agreement as requested by the Company and/or the Employer.
14.Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Optionee upon written request to the Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A.) are incorporated herein by reference. To the extent any provision in the Award Statement or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions that may arise in connection with the Grant or this Agreement, including whether an Optionee is no longer actively employed, and any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
15.Miscellaneous Definitions. For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, the termination of employment on or after either (i) the date the Optionee is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group or (ii) the date the Optionee is age 65 or older with at least five (5) or more years of active continuous employment with the Mondelēz Group.
Notwithstanding the above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Optionee’s jurisdiction that likely would result in the favorable Retirement treatment (as set forth in paragraphs 2 and 3) that applies to the Option being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of termination and the Option will be treated as it would under the rules that apply if the Optionee’s employment is terminated for reasons other than Retirement, death or Disability.
16.Language. The Optionee acknowledges that he or she is sufficiently proficient in English, or, alternatively, the Optionee acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the Agreement. Furthermore, if this Agreement or any other document related to the Plan is translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
17.Compliance With Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Option Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Option Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Option Shares with the Commission or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.
18.Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Optionee related to current or future participation in the Plan may also be delivered through electronic means as described in paragraph 19 below.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Agreement Severable. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.
22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.Insider Trading/Market Abuse Laws. The Optionee may be subject to insider trading and/or market abuse laws which may affect the Optionee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to such shares (e.g., Options) or rights linked to the value of shares of Common Stock under the Plan during such times as the Optionee is considered to have “material nonpublic information” or “insider information” regarding the Company (as defined by the laws or regulations in the relevant jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee places before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and that the Optionee should speak to his or her personal advisor on this matter.
24.Exchange Control Tax and Foreign Asset/Account Reporting Requirements. The Optionee acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Optionee’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage, bank account or legal entity outside the Optionee’s country. The Optionee may be required to report such accounts, balances, assets and/or the related transactions to the tax or other authorities in his or her country. The Optionee also may be required to repatriate sale proceeds or other funds received as a result of the Optionee’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Optionee acknowledges that it is the Optionee’s responsibility to be compliant with such regulations, and the Optionee should consult his or her personal legal advisor for any details.
25.Appendix. Notwithstanding any provisions in this Agreement, the Option shall be subject to any terms set forth in the Appendix to this Agreement for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the terms for such country will apply to the

Optionee, to the extent the Company determines that the application of such terms is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
26.Waiver. The Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Optionee or any other participant of the Plan.
27.Conformity to Securities Laws. The Optionee acknowledges that the Award Statement, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award Statement, the Plan and this Agreement shall be administered, and the Option is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Award Statement, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

***
The Optionee acknowledges that the Optionee has reviewed the Plan, the Award Statement and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Statement or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

MONDELĒZ INTERNATIONAL, INC.

/s/ Ellen M. Smith

Ellen M. Smith
SVP & Chief Counsel, Chief Compliance Officer & Corporate Secretary

APPENDIX A

MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

ADDITIONAL TERMS AND CONDITIONS OF THE
NON-QUALIFIED GLOBAL STOCK OPTION AGREEMENT
This Appendix A includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if he or she resides and/or works in one of the countries listed herein. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after receiving the Option, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Non-Qualified Global Stock Option Agreement (the “Agreement”).
This Appendix A also includes information regarding securities, exchange control and certain other issues of which the Optionee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2022. Such laws are often complex and change frequently. As a result, the Optionee should not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells shares of Common Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of a particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Optionee’s situation.
Finally, if the Optionee is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Optionee in the same manner.
EUROPEAN UNION / EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces in its entirety paragraph 13 of the Agreement:
If the Optionee is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom, the Optionee should note that Mondelēz International, Inc., with registered address at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. is the controller responsible for the processing of the Optionee's Personal Data (as defined below) in connection with the Agreement and the Plan.

Data Collection and Usage. Pursuant to applicable data protection laws, the Optionee is hereby notified that the Company collects, processes and uses the following types of personal data about the Optionee: name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in any entity in the Mondelēz Group, details of all Options or any other entitlement to shares awarded, canceled, settled, vested, unvested or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer (“Personal Data”) for the exclusive legitimate purpose of granting Options and implementing, administering and managing the Optionee’s participation in the Plan.
Purposes and Legal Bases of Processing. The legal basis for the processing of the Personal Data by the Company is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards. The Optionee understands that providing the Company with Personal Data is necessary for the performance of the Agreement and that the Optionee's refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee's ability to participate in the Plan.
International Data Transfers. The Company is located in the United States which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States. The Optionee understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that the Optionee’s Personal Data may not have an equivalent level of protection as compared to the Optionee’s country of residence. To provide appropriate safeguards for the protection of the Optionee’s Personal Data, the Personal Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. Further, the Optionee understands that the Company transfers his or her Personal Data, or parts thereof to third parties based on agreements implementing the EU Standard Contractual Clauses. These third parties include UBS Financial Services, Inc. (“UBS”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. UBS has opened or will open an account for the Optionee to receive and trade shares of Common Stock acquired under the Plan. The Optionee understands that Personal Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company. In the future, the Company may select a different service provider or other service providers and share the Personal Data with such other provider(s) serving the Company in a similar manner. The Optionee may be asked to agree on separate terms and data processing practices with UBS, PricewaterhouseCoopers LLP or KPMG LLP with such agreement being a condition to the Optionee’s ability to participate in the Plan.
The Optionee may request a copy of the safeguards used to protect his or her Personal Data or the names and addresses of any potential recipients of Personal Data by contacting the Company at DataProtectionOfficeMEU@mdlz.com.
Data Retention. The Company will use the Personal Data only as long as necessary to implement, administer and manage the Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
Data Subject Rights. To the extent provided by law, the Optionee has the right to (i) inquire whether and what kind of Personal Data the Company holds about the Optionee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where the Optionee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, (vi) request portability of Personal Data that the Optionee has actively or passively provided to the Company, where the processing of such Personal Data is based on consent or a contractual agreement with the Optionee and is carried out by automated means, or (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding the Optionee’s rights, raise any other questions regarding the practices described in the Agreement or to exercise his or her rights, the Optionee should contact the Company at DataProtectionOfficeMEU@mdlz.com.
ARGENTINA

TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Argentina, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.
Restrictions and Covenants. Notwithstanding anything to the contrary in the Agreement, paragraph 6 of the Agreement will not apply to Argentinian Optionees.
Labor Law Policy and Acknowledgement. The following provision supplements paragraph 12 of the Agreement:
The Optionee acknowledges and agrees that the Grant is made by the Company (not the Employer) in its sole discretion and that the value of the Option or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits, such as vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, the Optionee acknowledges and agrees that such benefits shall not accrue more frequently than on each vesting date.
NOTIFICATIONS
Type of Offering. Neither the Option nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. The Optionee is solely responsible for complying with the exchange control rules that may apply in connection with his or her participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to exercising the Option or transferring proceeds into Argentina, the Optionee should consult his or her local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset/Account Reporting Information. The Optionee must report holdings of any equity interest in a foreign company (e.g., shares of Common Stock acquired under the Plan) on his or her annual tax return each year.
AUSTRALIA
TERMS AND CONDITIONS
Nature of Plan. The Plan and the Agreement is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
Australian Offer Document. The Optionee’s right to participate in the Plan and receive the grant of the Option under the Plan is subject to the terms and conditions as stated in the offer document, the Plan and the Agreement. By accepting the grant of the Option, the Optionee acknowledges and confirms that the Optionee has received these documents.
No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, the Optionee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
NOTIFICATIONS
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Optionee’s behalf, otherwise the Optionee will be responsible for complying with any exchange control reporting requirements.
AUSTRIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Optionee holds shares of Common Stock acquired under the Plan or cash (including proceeds from the sale of shares of Common Stock) outside Austria, the Optionee may be subject to reporting obligations to the Austrian National Bank.
Exchange Control Information. A separate reporting requirement applies if the Optionee sells shares of Common Stock acquired under the Plan or receives a cash dividend paid on such shares of Common Stock. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all cash accounts abroad meets or exceeds a specified threshold, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BAHRAIN
NOTIFICATIONS
Securities Law Information. The Agreement does not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued pursuant to the Options under the Plan shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the Options described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, the Optionee may not make any public advertising or announcements regarding the Options or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. The Optionee acknowledges and agrees that he or she is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside of Bahrain through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
BELGIUM
TERMS AND CONDITIONS
Tax Considerations. The Option must be accepted in writing either (i) within 60 days of the offer (for tax at offer), or (ii) after 60 days of the offer (for tax at exercise). The Optionee will receive a separate offer letter, acceptance form and undertaking form in addition to the Agreement. He or she should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept the

Option. The Optionee should consult a personal tax advisor with respect to completing the additional forms.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Optionee is required to report any securities (e.g., shares of Common Stock acquired under the Plan) or bank accounts established outside of Belgium on his or her annual tax return. In a separate report, Belgium residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Optionee should consult a personal tax advisor with respect to the applicable reporting obligations.
Annual Securities Accounts Tax. If the value of securities held in a Belgian or foreign securities account exceeds EUR 1 million, a new “annual securities accounts tax” applies. Belgian residents should consult with their personal tax advisor regarding the new tax.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Option, the Optionee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the exercise of the Option, the receipt of any dividends and the sale of shares of Common Stock acquired under the Plan.
Labor Law Acknowledgment. By accepting the Option, the Optionee understands, acknowledges and agrees that, for all legal purposes (i) the Optionee is making an investment decision and (ii) the value of the underlying shares of Common Stock are not fixed and may increase or decrease in value over the vesting period without compensation to the Optionee.
NOTIFICATIONS
Exchange Control Information. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than US$1,000,000. If such amount is equal to or greater than US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include shares of Common Stock acquired under the Plan.
Tax on Financial Transaction (IOF). Payments to foreign countries (including payment of the Grant Price) and the repatriation of funds (e.g., sale proceeds from the sale of shares of Common Stock and/or dividends) into Brazil and the conversion between BRL and USD associated with such transfers may be subject to the Tax on Financial Transactions. It is the Optionee’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Optionee should consult with his or her personal tax advisor for additional details.
BULGARIA
NOTIFICATIONS
Exchange Control Information. If the Optionee exercises the Option through a cash purchase exercise, in order to remit funds out of Bulgaria, he or she will need to declare the purpose of the remittance to the local bank that is transferring the funds abroad. If the amount the Optionee wishes to transfer exceeds BGN 30,000, he or she will need to provide the bank with certain documents evidencing the transaction.

If the Optionee exercises the Option by way of a cashless method of exercise, this declaration will not be required because no funds will be remitted out of Bulgaria.
In addition, the Optionee will be required to file statistical forms with the Bulgarian national bank annually regarding his or her receivables in bank accounts abroad as well as securities held abroad (e.g., shares of Common Stock acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year end. The reports are due by March 31.
The Optionee should contact his or her bank in Bulgaria for additional information regarding these requirements.
CANADA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding anything in the Plan or the Agreement to the contrary, the Optionee is prohibited from surrendering shares of Common Stock that he or she already owns or attesting to the ownership of shares of Common Stock to pay the Grant Price or any Tax-Related Items in connection with the Option.
Form of Settlement. Options granted to employees resident in Canada shall be paid in shares of Common Stock only.
Termination of Employment. The following provision supplements paragraphs 2 and 3(d) of the Agreement:
Except as expressly required by applicable legislation, the Optionee’s employment with the Mondelēz Group shall be deemed to be terminated, vesting will terminate and the period remaining to exercise any Options will be measured effective as of the date that is the earliest of: (1) the date the Optionee’s employment with the Mondelēz Group is terminated, or (2) the date the Optionee receives notice of termination of employment from the Mondelēz Group; regardless of the reason for such termination and whether or not later found to be invalid or in breach of any applicable law, including Canadian provincial employment law (including but not limited to statutory law, regulatory law and/or common law) or the terms of the Optionee’s employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed or providing services and the termination date for purposes of the Agreement.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Optionee’s right to vest in the Option under the Plan, if any, will terminate effective as of the last day of the Optionee’s minimum statutory notice period. The Optionee will not earn or be entitled to pro-rated vesting for that portion of time before the date on which the Optionee’s right to vest terminates or if the vesting date falls after the end of the Optionee’s statutory notice period, nor will the Optionee be entitled to any compensation for lost vesting.
The following provisions apply for Optionees resident in Quebec:
Data Privacy. The following provision supplements paragraph 13 of the Agreement:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Mondelēz Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Optionee further authorizes the Mondelēz Group to record such information and to keep such information in his or her employee file.

Language Consent. The parties acknowledge that it is their express wish that the Agreement, including this Appendix A, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
NOTIFICATIONS
Non-Qualified Securities. All or a portion of the shares of Common Stock subject to the Option may be "non-qualified securities" within the meaning of the Income Tax Act (Canada). The Mondelēz Group shall provide the Optionee with additional information and/or appropriate notification regarding the characterization of the Option for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.
Securities Law Information. The Optionee is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
Foreign Asset/Account Reporting Information. The Optionee is required to report any specified foreign property (including shares of Common Stock) annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the Optionee’s specified foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Specified foreign property includes shares of Common Stock acquired under the Plan and may include Options. The Options must be reported‒generally at a nil cost‒if the $100,000 cost threshold is exceeded because of other specified foreign property the Optionee holds. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would normally equal the fair market value of the shares of Common Stock at exercise for Options, but if the Optionee owns other shares of Company Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock owned by the Optionee. It is the Optionee’s responsibility to comply with applicable reporting obligations.
CHINA
TERMS AND CONDITIONS
The following provisions apply to Optionees who are exclusively citizens of the People’s Republic of China and who reside in mainland China, and Optionees who are otherwise subject to exchange control restrictions applicable to employee stock plans in China, as determined by the Company in its sole discretion.
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to legal restrictions in China, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.
In the event that the Optionee is not required to sell shares of Common Stock immediately upon exercise, any shares of Common Stock issued to the Optionee must be maintained in an account with UBS Financial Services, Inc. or such other broker as may be designated by the Company until the shares of Common Stock are sold through that broker. If the Company changes its designated broker, the Optionee acknowledges and agrees that the Company may transfer any shares of Common Stock issued under the Plan to the new designated broker if necessary for legal or administrative reasons. The Optionee agrees to sign any documentation necessary to facilitate the transfer. In addition, the Optionee acknowledges and agrees that he or she must sell any shares of Common Stock issued upon exercise as soon as practicable following the termination of the Optionee’s employment or other service relationship with the Mondelēz Group and in no event later than six (6) months following the termination of the Optionee’s employment or other service relationship with the Mondelēz Group, or within any other such time frame as the Company determines to be necessary or advisable to comply with local requirements.
Expiration Date. Notwithstanding anything to the contrary in the Agreement, in the event of the Optionee’s termination of employment with the Mondelēz Group, the Optionee shall be permitted to exercise the Option for the shorter of the post-termination exercise period (if any) set forth in the Agreement and six months (or such other period as may be required by the State Administration of Foreign Exchange (“SAFE”) after the date of termination of the Optionee’s active employment. At the end of the post-termination exercise period specified by SAFE, any unexercised portion of the Option shall immediately expire.
Exchange Control Restrictions. The Optionee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China any cash proceeds from dividends and/or the cashless exercise of the Option. The Optionee further understands that, under local law, such repatriation of the cash proceeds will be effected through a special exchange control account established by a member of the Mondelēz Group and the Optionee hereby consents and agrees that any cash proceeds received in connection with the Plan will be transferred to such special account prior to being delivered to him or her. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Optionee acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account. If the proceeds are converted to local currency, the Optionee acknowledges that the Mondelēz Group is under no obligation to secure any currency conversion rate and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Optionee agrees to bear any currency fluctuation risk between the date the Option is exercised or dividends are paid and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Optionee. The Optionee acknowledges that the Mondelēz Group will not be held liable for any delay in delivering the proceeds to the Optionee. The Optionee agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.
The Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Chinese residents may be required to report to the SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents, including the Company.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgments contained in paragraph 12 of the Agreement:
The Optionee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Optionee’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.
NOTIFICATIONS

Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Colombian residents must register shares of Common Stock acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investment held abroad. In addition, all payments relating to foreign investment originating in Colombia (i.e., payment of the Grant Price by cash exercise) and the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). If the Optionee exercises the Option by way of a cashless method of exercise, filing the appropriate foreign exchange form will not be required because no funds will be remitted out of Colombia. However, any sales proceeds related to shares of Common Stock acquired pursuant to cashless exercise must still be transferred through the Colombian foreign exchange market.
The Optionee is responsible for ensuring compliance with all exchange control laws in Colombia and the Optionee should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Optionee must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. shares of Common Stock) held abroad. If the individual value of any of these assets exceeds a certain threshold, the Optionee must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country specific provisions.
CZECH REPUBLIC
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which Optionee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the Option and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more. The Optionee should consult their personal legal advisor to ensure compliance with the applicable requirements.
DENMARK
TERMS AND CONDITIONS

Stock Option Act. The Optionee acknowledges that he or she has received an Employer Statement in Danish, which sets forth the additional terms of the Option to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Optionee is required to report any accounts holding shares of Common Stock or cash established outside Denmark to the Danish Tax Administration as part of his or her tax return under the section related to foreign affairs and income.
ECUADOR
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Individuals who are resident or domiciled in Ecuador are generally required to file an annual Net Worth Declaration with the Internal Revenue Service of Ecuador if the aggregate value of assets held by such individuals exceeds certain thresholds. Assets included in this annual declaration include shares of Common Stock acquired under the Plan. In addition, Ecuadorian resident individuals are required to report on an annual basis, all monetary assets held in foreign financial entities in excess of US$100,000. The Optionee should consult his or her legal or tax advisor to ensure compliance with all applicable reporting obligations.
EGYPT
NOTIFICATIONS
Exchange Control Information. If the Optionee transfers funds into or out of Egypt in connection with the Option, the Optionee is required to transfer the funds through a registered bank in Egypt.
FINLAND
NOTIFICATIONS
Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that the Optionee must check their pre-completed tax return to confirm that the ownership of shares of Common Stock and other securities (foreign or domestic) is correctly reported. If the Optionee finds any errors or omissions, the Optionee must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.
FRANCE
TERMS AND CONDITIONS
Option Not French-Qualified. The Option granted under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.
Consent to Receive Information in English. By accepting the Grant, the Optionee confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.
En acceptant cette attribution, le Optionee confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Optionee accepte les dispositions de ces documents en connaissance de cause.
NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the Optionee holds shares of Common Stock outside France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return, including any accounts that were closed during the year. Failure to comply could trigger significant penalties. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.
GERMANY
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which Optionee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with securities (including payment of the Grant Price and the proceeds realized upon the sale of shares of Common Stock), the report must be made by the 5th day of the month following the month in which the payment was made/received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Optionee is responsible for satisfying the reporting obligation.
Foreign Asset/Account Reporting Information. German residents holding Common Stock must notify their local tax office if the acquisition of Common Stock under the Plan leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) the Optionee owns at least 1% of the Company and the value of the Common Stock acquired exceeds €150,000, or (ii) the Optionee holds Common Stock exceeding 10% of the total capital of the Company.
GHANA
There are no country specific provisions.
GREECE
NOTIFICATIONS
Exchange Control Information. If the Optionee exercises the Options through a cash exercise, withdraws funds from a bank in Greece and remits those funds out of Greece (in an amount exceeding a specified threshold), the Optionee may be required to submit a written application to the bank.
HONDURAS
There are no country specific provisions.
HONG KONG

TERMS AND CONDITIONS
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Optionee should obtain independent professional advice. The Option and any shares of Common Stock issued pursuant to the Grant do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Mondelēz Group. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Option and any related documentation are intended only for the personal use of each eligible employee of the Mondelēz Group and may not be distributed to any other person.
Sale of Shares. Shares of Common Stock received under the Plan are accepted as a personal investment. In the event the Option vests within six months of the Grant Date, the Optionee agrees that he or she will not exercise the Option and sell the shares of Common Stock acquired prior to the six-month anniversary of the Grant Date.
HUNGARY
There are no country specific provisions.
INDIA
TERMS AND CONDITIONS
Exchange Control Restrictions. Due to exchange control laws, the Optionee will not be permitted to exercise an Option by using the cashless sell-to-cover method of exercise, whereby the Optionee instructs the broker to sell a sufficient number of shares of Common Stock to cover the Grant Price, brokerage fees and any applicable Tax-Related Items, and the Optionee receives only the remaining shares of Common Stock subject to the exercised Option. In the event of changes in exchange control laws, the Company reserves the right to permit cashless sell-to-cover exercises for Options.
Regardless of the method of exercise the Optionee uses to exercise Options, the Optionee must repatriate any cash dividends paid on shares of Common Stock and/or the proceeds from the sale of shares of Common Stock to India within the required time periods specified under applicable Indian exchange control regulations. The Optionee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Optionee’s responsibility to comply with applicable exchange control laws in India.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Optionee is required to declare foreign bank accounts and any foreign financial assets (including vested Options and shares of Common Stock held outside India) in his or her annual tax return. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult with his or her personal tax advisor in this regard.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to the Optionee upon request to Daning Novianti, My Rewards Advisor ID, at Daning.Novianti@mdlz.com. By accepting the grant, the Optionee (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Daning Novianti, My Rewards Advisor ID, di Daning.Novianti@mdlz.com. Dengan menerima hibah, anda (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Information. Indonesian residents must provide the Indonesian central bank, Bank of Indonesia, with information on foreign exchange activities via a monthly report submitted online through the Bank of Indonesia’s website. The report is due no later than the fifteenth day of the following month in which the foreign exchange activities occurred or within such other timeframe specified by the Bank of Indonesia.
In addition, if the Optionee remits funds into or out of Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Optionee must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Optionee by the bank through which the transaction is made.
Foreign Asset/Account Reporting Information. Indonesian residents have the obligation to report worldwide assets (including foreign accounts and shares of Common Stock acquired under the Plan) in their annual individual income tax return.
IRELAND
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which Optionee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Director Notification Requirement. If the Optionee is a director, shadow director or secretary of an Irish subsidiary or affiliate, the Optionee must notify the Irish subsidiary or affiliate in writing if (1) the Optionee receives or disposes of an interest exceeding 1% of the Company (e.g., the Option, shares of Common Stock, etc.), (2) the Optionee becomes aware of an event giving rise to a notification requirement, or (3) the Optionee becomes a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL

TERMS AND CONDITIONS
Method of Exercise. Notwithstanding anything to the contrary in the Agreement, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.

NOTIFICATIONS
Securities Law Information. The offer of this option does not constitute a public offering under the Securities Law, 1968.

ITALY
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Italy, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items, and broker’s fees or commissions, will be remitted to the Optionee. The Company reserves the right to provide the Optionee with additional methods of exercise depending on local developments.
Plan Document Acknowledgment. In accepting the grant of the Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix A.
The Optionee acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: paragraph 1 on Vesting; paragraph 2 on Vesting Upon Termination of Employment; paragraph 3 on Exercisability Upon Termination of Employment from the Mondelēz Group; paragraph 4 on Exercise of Option and Withholding Taxes; paragraph 5 on Cash-Out of Option; paragraph 8 on Transfer Restrictions; paragraph 11 on Entire Agreement; Governing Law; paragraph 12 on Grant Confers No Rights to Continued Employment - Nature of the Grant; paragraph 15 on Miscellaneous Definitions; paragraph 16 on Language; paragraph 17 on Compliance with Law; paragraph 19 on Electronic Delivery and Acceptance; paragraph 22 on Imposition of Other Requirements; paragraph 23 on Insider Trading/Market Abuse Laws; paragraph 26 on Waiver; and the Data Privacy Notice in the European Union / European Economic Area section of this Appendix A.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Options) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Options), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares of Common Stock on the Nasdaq Global Select Market on December 31 of each year or on the last day the

Optionee held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). The Optionee should consult with his or her personal tax advisor about the foreign financial assets tax.
JAPAN
NOTIFICATIONS
Exchange Control Information. If the Optionee acquires shares of Common Stock valued at more than ¥100,000,000 in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares of Common Stock.
In addition, if the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of shares of Common Stock when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing shares exceeds ¥100,000,000, then the Optionee must file both a Payment Report and a Securities Acquisition Report.
Foreign Asset/Account Reporting Information. The Optionee will be required to report details of any assets held outside Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Optionee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Optionee and whether the Optionee will be required to include details of any outstanding Option, shares of Common Stock or cash held by the Optionee in the report.
KAZAKHSTAN

NOTIFICATIONS
Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Information. Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire shares of Common Stock under the Plan if the value of such shares of Common Stock exceeds US$100,000.

Please note that the exchange control regulations in Kazakhstan are subject to change. The Optionee should consult with their personal legal advisor regarding any exchange control obligations that the Optionee may have prior to exercising the option or receiving proceeds from the sale of shares of Common Stock acquired under the Plan. The Optionee is responsible for ensuring compliance with all exchange control laws in Kazakhstan.

KENYA
NOTIFICATIONS
Tax Registration Notification. Under Tax Procedure Act, 2015, the Optionee is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of first exercise of the Option. The registration should be completed through the online portal “I TAX” and is a one-time only registration. The Optionee is solely responsible for ensuring compliance with all registration requirements in Kenya.
LEBANON
NOTIFICATIONS
Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Mondelēz Group.
LITHUANIA
There are no country specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. The following provision replaces in its entirety paragraph 13 of the Agreement:

The Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Employer and the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Data is supplied by the Employer and also by the Optionee through information collected in connection with the Agreement and the Plan.
The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Optionee understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or such other public accounting firm that may be engaged by the Company in the future. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative at Mondelez Malaysia Sales Sdn Bhd., Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. The Optionee authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee an option or other equity awards or administer or maintain such awards. The Optionee also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the option as a consequence of the Optionee’s refusal or withdrawal of his or her consent. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

Penerima Opsyen dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Penerima Opsyen seperti yang diterangkan dalam Perjanjian ini serta mana-mana bahan-bahan geran Opsyen lain(“Data”) oleh dan di antara, seperti mana yang terpakai, Majikan serta Kumpulan Mondelez untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Penerima Opsyen dalam Pelan. Data telah dibekalkan oleh pihak Majikan dan juga Penerima Opsyen melalui informasi yang telah dikumpul berkaitan dengan Perjanjian dan Pelan.
Penerima Opsyen memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu Penerima Opsyen, termasuk, tetapi tidak terhad kepada, nama Penerima Opsyen, alamat rumah dan nombor telefon, almat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, maklumat berkaitan semua Opsyen-Opsyen atau apa-apa kelayakan lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Penerima Opsyen, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Penerima Opsyen memahami bahawa Data tersebut akan dipindahkan ke UBS Financial Services, Inc. (“UBS”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat melaksanakan, mentadbir dan menguruskan Pelan tersebut. Penerima Opsyen memahami bahawa Data juga mungkin dipindahkan kepada firma akauntansi awam berdaftar bebas Syarikat, PricewaterhouseCoopers LLP, atau firma akauntansi berdaftar lain yang mungkin digunakan oleh Syarikat pada masa hadapan. Penerima Opsyen turut memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau negara lain dan negara asal penerima Data (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang data peribadi serta perlindungan yang berbeza daripada negara asal Penerima Opsyen. Penerima Opsyen memahami bahawa Penerima Opsyen boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Penerima Opsyen di Mondelez Malaysia Sales Sdn Bhd, Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. Penerima Opsyen dengan ini membenarkan Syarikat, UBS serta mana-mana penerima data yang mungkin menerima Data yang mungkin membantu pihak Syarikat (sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, mempunya, mengguna, menyimpan serta memindah Data tersebut dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal untuk melaksana, mentadbir dan mengurus penyertaan Penerima Opsyen dalam Pelan. Penerima Opsyen memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir, dan menguruskan penyertaan Penerima Opsyen dalam Pelan. Penerima Opsyen memahami bahawa Penerima Opsyen boleh pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa sebarang kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Penerima Opsyen memahami bahawa Penerima Opsyen memberikan persetujuan di sini secara sukarela. Jikalau, Penerima Opsyen tidak bersetuju, atau sekiranaya Penerima Opsyen kemudiannya membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Penerima Opsyen dengan Majikan tidak akan terjejas; satu-satunya akibat jika Penerima Opsyen tidak bersetuju atau menarik balik persetujuan Penerima Opsyen adalah bahawa Syarikat tidak akan dapat memberikan opsyen atau anugerah-anugerah ekuiti yang lain kepada Penerima Opsyen atau mentadbir atau mengekalkan anugerah tersebut. Penerima Opsyen turut memahami bahawa pihak Syarikat tidak mempunyai sebarang kewajiban untuk menggantikan bentuk anugerah yang lain atau memberikan sebarang bentuk kompensasi sebagai pengganti opsyen disebabkan keengganan atau penarikan balik persetujuan Penerima Opsyen. Oleh kerana itu, Penerima Opsyen memahami bahawa keengganan atau penarikan balik persetujuan Penerima Opsyen boleh menjejaskan keupayaan Penerima Opsyen untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Penerima Opsyen untuk memberikan keizinan atau penarikan balik keizinan, Penerima Opsyen memahami bahawa Penerima Opsyen boleh menghubungi wakil sumber manusia tempatannya.

NOTIFICATIONS
Director Notification Obligation. If the Optionee is a director of the Company’s Malaysian subsidiary or affiliate, the Optionee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Optionee receives or disposes of an interest (e.g., an Option or shares of Common Stock) in the

Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Labor Law Policy. In accepting the grant of the Option, the Optionee expressly recognizes that Mondelēz International, Inc., with registered offices at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., is solely responsible for the administration of the Plan and that the Optionee’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Optionee and Mondelēz International, Inc. since the Optionee is participating in the Plan on a wholly commercial basis and his or her sole Employer is Mondelēz México, S. de R.L. de C.V., located at Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Based on the foregoing, the Optionee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Optionee and the Employer, Mondelēz México, S. de R.L. de C.V., and do not form part of the employment conditions and/or benefits provided by Mondelēz México, S. de R.L. de C.V., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment.
The Optionee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Mondelēz International, Inc.; therefore, Mondelēz International, Inc. reserves the absolute right to amend and/or discontinue the Optionee’s participation at any time without any liability to the Optionee.
Plan Document Acknowledgment. By accepting the Option, the Optionee acknowledges that Optionee has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, the Optionee further acknowledges that Optionee has read and specifically and expressly approves the terms and conditions in paragraph 12 of the Agreement (“Grant Confers No Rights to Continued Employment - Nature of the Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Mondelēz International, Inc. on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither Mondelēz International, Inc. nor any subsidiary or affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the Option.
Finally, the Optionee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Mondelēz International, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Optionee therefore grants a full and broad release to Mondelēz International, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
TÉRMINOS Y CONDICIONES
Política Laboral. Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Optionee expresamente reconoce que Mondelēz International, Inc., con domicilio registrado ubicado en 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., es la única responsable por la administración del Plan y que la participación del Optionee en el Plan y en su caso la adquisición de Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Optionee y Mondelēz International, Inc., ya que el Optionee participa en el Plan en un marco totalmente comercial y su único Patrón lo es Mondelēz México, S. de R.L. de C.V. con domicilio en Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Derivado de lo anterior, el Optionee expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Optionee y el Patrón, Mondelēz México, S. de R.L. de C.V. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Mondelēz México, S. de R.L.

de C.V. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Optionee.
Asimismo, el Optionee reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Mondelēz International, Inc.; por lo tanto, Mondelēz International, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Optionee en cualquier momento y sin responsabilidad alguna frente el Optionee.
Reconocimiento del Plan de Documentos. Al aceptar el Otorgamiento de la Opción de Compra de Acciones, el Optionee reconoce que ha recibido copias del Plan, que ha revisado el Plan y el Acuerdo en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, el Optionee reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en el párrafo 12 del Acuerdo ( “El Otorgamiento No le Confiere Ningún Derecho a Empleo Continuo - Naturaleza del Otorgamiento”) en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por Mondelēz International, Inc. de forma completamente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ni Mondelēz International, Inc. ni de cualqiuer Sociedad controlante, Subsidiaria o Filial son responsables por ninguna disminución en el valor de las Acciones subyacentes de la Opción de Compra de Acciones.
Finalmente, el Optionee por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Mondelēz International, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Optionee otorga el más amplio finiquito que en derecho proceda a Mondelēz International, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
NOTIFICATIONS
Securities Law Information. The Option and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Option may not be publicly distributed in Mexico. These materials are addressed to the Optionee only because of the Optionee’s existing relationship with the Company Group and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Mondelēz México, S. de R.L. de C.V. made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to exchange control requirements in Morocco, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee. The Company reserves the right to provide the Optionee with additional methods of exercise depending on local developments.
Exercisability Upon Termination of Employment. The following provision replaces in its entirety paragraph 3 of the Agreement:

Notwithstanding anything to the contrary in paragraph 3 of the Agreement, due to exchange control requirements in Morocco, the Optionee will have no right to exercise the Option after the Optionee’s termination date. Solely for purposes of the foregoing provision and notwithstanding anything in the Agreement to the contrary, the Optionee’s employment shall be deemed to be terminated when he or she is no longer on the payroll of the Mondelēz Group.
Exchange Control Requirements. The Optionee is required to immediately repatriate to Morocco the proceeds from the cashless exercise of the Option. Such repatriation may need to be effectuated through a special account established by the Mondelēz Group, including the Employer. By accepting the Option, the Optionee consents and agrees that the cash proceeds may be transferred to such special account prior to being delivered to the Optionee. If repatriation of proceeds is not effectuated through a special account, the Optionee agrees to maintain his or her own records of repatriation and to provide copies of these records upon request to the Company, the Employer and/or the Office des Changes. The Optionee is responsible for ensuring compliance with all exchange control laws in Morocco.
NETHERLANDS
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which Optionee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NEW ZEALAND
NOTIFICATIONS
Securities Law Information. WARNING: The Optionee is being offered an Option which allows the Optionee to purchase shares of Common Stock in accordance with the terms of the Plan and the Agreement. The shares of Common Stock, if purchased, give the Optionee a stake in the ownership of the Company. The Optionee may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Optionee will be paid only after all creditors and holders of preferred shares have been paid. The Optionee may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Optionee may not be given all the information usually required. The Optionee will also have fewer other legal protections for this investment.
The Optionee understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before exercising any Options under the Plan.
The shares of Common Stock are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if the Optionee purchases shares of Common Stock under the Plan, the Optionee may be able to sell his or her investment on the Nasdaq if there are interested buyers. The Optionee understands that the Optionee may get less than his or her investment. The price will depend on the demand for the shares of Common Stock.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Optionee should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://ir.mondelezinternational.com/sec.cfm.
NIGERIA
There are no country specific provisions.
NORWAY
There are no country specific provisions.
PAKISTAN
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Pakistan, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. The Optionee is required immediately to repatriate to Pakistan the proceeds from the sale of any Common Stock acquired from participation in Plan, including the proceeds from the cashless exercise of the Option. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. The Optionee should consult his or her personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Optionee is responsible for ensuring compliance with all exchange control laws in Pakistan.
PANAMA

NOTIFICATIONS
Securities Law Information. Neither the Options nor any shares of Common Stock that the Employee may acquire upon exercise of the Options constitute a public offering of securities, as they are available only to eligible employees of the Mondelēz Group.
PERU
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgment contained in paragraph 12 of the Agreement:

By accepting the Option, the Optionee acknowledges, understands and agrees that the Option is being granted ex gratia to the Optionee.
NOTIFICATIONS
Securities Law Information. The grant of Options is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, the Optionee should refer to the Plan, the Agreement and any other grant documents made available by the Company. For more information regarding the Company, the Optionee may refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.
PHILIPPINES
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in the Philippines, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items, and broker’s fees or commissions, will be remitted to the Optionee. The Company reserves the right to provide the Optionee with additional methods of exercise depending on local developments.
POLAND
NOTIFICATIONS
Exchange Control Information. Polish residents who maintain bank or brokerage accounts holding cash and foreign securities (including shares of Common Stock) abroad must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds certain thresholds. If required, the reports are due on a quarterly basis. Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000, however, if the transfer of funds is connected with the business activity an entrepreneur, the threshold is PLN 15,000). Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of five years from the date the transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
Language Consent. The Optionee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).
NOTIFICATIONS
Exchange Control Information. If the Optionee acquires shares of Common Stock under the Plan and does not hold the shares of Common Stock with a Portuguese financial intermediary, he or she may need to file a report with the Portuguese Central Bank. If the shares of Common Stock are held by a Portuguese financial intermediary, it will file the report for the Optionee.
PUERTO RICO
There are no country specific provisions.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If the Optionee deposits proceeds from the sale of Common Stock in a bank account in Romania, the Optionee may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. The Optionee should consult with a personal legal advisor to determine whether the Optionee will be required to submit such documentation to the Romanian bank.
RUSSIA
TERMS AND CONDITIONS
Securities Law Information. This Agreement, the Plan and all other materials that the Optionee may receive concerning the grant of the Option and the Optionee’s participation in the Plan do not constitute advertising or an offering of securities in Russia. The Common Stock to be issued upon exercise of the Option have not and will not be registered in Russia and, therefore, the Common Stock described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will Common Stock to be issued upon exercise of the Option be delivered to the Optionee in Russia. All Common Stock acquired under the Plan will be maintained on the Optionee’s behalf outside of Russia. The Optionee will not be permitted to sell Common Stock directly to a Russian legal entity or resident.
Cashless Exercise Provision. Notwithstanding anything to the contrary in the Agreement, depending on the development of local regulatory requirements, the Company reserves the right to restrict the Optionee to a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations.
Data Privacy. The following provision supplements paragraph 13 of the Agreement:
The Optionee understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, the Optionee understands and agrees that if the Optionee does not complete and return a Consent form to the Company, the Company will not be able to grant Options to the Optionee or other Grants or administer or maintain such Grants. Finally, the Optionee understands that the Company has no obligation to substitute other forms of Grants or compensation in lieu of the Options if the Optionee fails to complete and return the Consent. Therefore, the Optionee understands that refusing to complete a Consent form or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan.
NOTIFICATIONS
Exchange Control Information. The Optionee may be required to repatriate certain cash amounts received with respect to the Option to Russia as soon as the Optionee intends to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to the Optionee through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Under the Directive N 5371-U of the Russian Central Bank (the “CBR”), the repatriation requirement may not apply in certain cases with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account. Statutory exceptions to the repatriation requirement also may apply. The Optionee should contact their personal advisor to ensure compliance with the applicable exchange control requirements prior to exercising the Option and/or selling Common Stock.
Labor Law Information. If the Optionee continues to hold shares of Common Stock acquired at exercise of the Option after an involuntary termination of the Optionee’s employment, the Optionee will not be eligible to receive unemployment benefits in Russia.
Foreign Asset/Account Reporting Information. Russian residents are required to report the opening, closing or change of details of any foreign brokerage account to the Russian tax authorities within one (1) month of opening, closing or change of details of such account. Russian residents are also required to submit an annual cash flow report for any such foreign brokerage account on or before June 1 of the following year. Reporting requirements were further revised effective August 11, 2020 to expand the reporting requirement to include financial asset (including Common Stock) transactions in offshore accounts. The Optionee should consult with their personal legal advisor to determine the applicability of these reporting requirements to any brokerage account opened in connection with participation in the Plan.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the Optionee should inform the Company if the Optionee is covered by these laws because the Optionee should not hold shares of Common Stock acquired under the Plan.
SERBIA
NOTIFICATIONS
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Optionee is permitted to acquire shares of Common Stock under the Plan and hold the shares and any proceeds from the sale of shares of Common Stock in a U.S. brokerage account or other foreign brokerage account. However, the Optionee needs permission from the National Bank of Serbia to hold any proceeds from the sale of shares of Common Stock in an offshore bank account. Because the exchange control regulations in Serbia may change without notice, the Optionee should consult with his or her personal advisor to ensure compliance with applicable exchange control laws.
SINGAPORE
TERMS AND CONDITIONS
Sale Restriction. The Optionee agrees that any shares of Common Stock acquired pursuant to the Option will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
NOTIFICATIONS
Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to the Optionee with a view to the Option being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors and shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., Options, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director, associate director or shadow director. If the Optionee is the chief executive officer (“CEO”) of a Singapore subsidiary or affiliate and the above notification requirements are determined to apply to the CEO of a Singapore subsidiary or affiliate, the above notification requirements also may apply to the Optionee.
SLOVAK REPUBLIC
There are no country specific provisions.
SLOVENIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within eight (8) days of opening such account. The Optionee should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Optionee’s participation in the Plan (e.g., the Optionee’s brokerage account with the Company’s designated broker).
SOUTH AFRICA
TERMS AND CONDITIONS
Securities Law Notice. In compliance with South African Securities Law, the documents listed below are available for the Optionee’s review on the Company's public site or intranet site, as applicable, as listed below:
1.The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company's website at http://www.mondelezinternational.com/investors.
2.The Company’s most recent Plan prospectus: a copy of which can be found on the Company’s Intranet site located at: https://intranet.mdlz.com/sites/globalhr/comp/Pages/Legal-Documents.aspx.
The Optionee acknowledges that he or she may have copies of the above documents sent to him or her, at no charge, on written request being mailed to Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. The telephone number at the executive offices is +1 847-943-4000.
Withholding Taxes. The following provision supplements paragraph 4 of the Agreement:
By accepting the Option, the Optionee understands and acknowledges that he or she is required to notify the Employer of the amount of any gain realized upon exercise of the Option.
Exchange Control Obligations. The Optionee is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Optionee should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Optionee’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
NOTIFICATIONS

Tax Clearance Certificate for Cash Exercises. If the Optionee exercises the Option by a cash purchase exercise, the Optionee is required to obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). The Optionee must renew this Tax Clearance Certificate each twelve (12) months or in such other period as may be required by the SARS.
If the Optionee exercises the Option by a cashless exercise whereby no funds are remitted offshore for the purchase of shares, he or she is not required to obtain a Tax Clearance Certificate.
Exchange Control Information. Under current South African exchange control policy, if the Optionee is a South African resident, he or she may invest a maximum of ZAR11,000,000 per annum in offshore investments, including in shares of Common Stock. The first ZAR1,000,000 annual discretionary allowance requires no prior authorization. The next ZAR10,000,000 requires tax clearance. This limit does not apply to non-resident employees. It is the Optionee’s responsibility to ensure that he or she does not exceed this limit and obtains the necessary tax clearance for remittances exceeding ZAR1,000,000. This limit is a cumulative allowance; therefore, the Optionee’s ability to remit funds for the exercise of an Option will be reduced if the Optionee’s foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Option. If the ZAR11,000,000 limit will be exceeded as a result of an Option exercise, the Optionee may still exercise the Option and participate in the Plan, however the Optionee will be required to immediately sell the shares of Common Stock underlying the exercised Option and repatriate the proceeds to South Africa. If the ZAR11,000,000 limit is not exceeded, the Optionee will not be required to immediately repatriate the sale proceeds to South Africa.
SOUTH KOREA
NOTIFICATIONS
Exchange Control Information. If the Optionee remits funds out of South Korea to pay the Grant Price for Options, the remittance of funds must be confirmed by a foreign exchange bank in South Korea. This confirmation is not necessary if the Optionee pays the Grant Price through an arrangement with a broker approved by the Company whereby payment of the Grant Price is accomplished with the proceeds of the sale of shares of Common Stock, because in this case there is no remittance of funds out of South Korea.
Foreign Asset/Account Reporting Information. South Korean residents must declare all foreign financial accounts (e.g., non-South Korean bank accounts, brokerage accounts, etc.) to the South Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The Optionee should consult with his or her personal tax advisor to determine how to value the Optionee’s foreign accounts for purposes of this reporting requirement and whether the Optionee is required to file a report with respect to such accounts.
SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements paragraph 12 of the Agreement:
In accepting the Option, the Optionee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Optionee understands and agrees that, as a condition of the grant of the Option, except as provided for in paragraph 2 of the Agreement, the termination of the Optionee’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the Option that may have been granted to the Optionee and that have not vested on the date of termination.

In particular, the Optionee understands and agrees that any unvested Option as of Optionee’s termination date and any vested Option not exercised within the period set forth in the Agreement following Optionee’s termination date will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Option under the Plan to individuals who may be employees of the Mondelēz Group. The decision is a limited decision that is entered into upon the express assumption and condition that any Grant will not economically or otherwise bind the Mondelēz Group on an ongoing basis other than to the extent set forth in the Agreement. Consequently, the Optionee understands that the Option is granted on the assumption and condition that the Option and the shares of Common Stock issued upon exercise shall not become a part of any employment or contract (with the Mondelēz Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from the Option, which is gratuitous and discretionary, since the future value of the Option and the underlying shares of Common Stock is unknown and unpredictable. In addition, the Optionee understands that the grant of the Option would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Optionee of the Option shall be null and void.
NOTIFICATIONS
Securities Law Information. No "offer of securities to the public", as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. The Optionee must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for shares of Common Stock owned as of December 31 of the prior year and/or shares of Common Stock acquired or disposed of during the prior year; however, if the value of the shares of Common Stock acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if the Optionee holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, the Optionee is required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Optionee by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Accounting Reporting Information. If the Optionee holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Optionee is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000, or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed €50,000, a summarized form of declaration may be presented. The reporting must be completed by the March 31 each year. The Optionee should consult his or her personal tax advisor for details regarding this requirement.
SWAZILAND
There are no country specific provisions.
SWEDEN
TERMS AND CONDITIONS
Withholding Taxes. The following provision supplements paragraph 4 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in paragraph 4 of the Agreement, by accepting the Option, the Optionee authorizes the Company and/or the Employer to withhold Option Shares or to sell Option Shares otherwise deliverable to the Optionee upon exercise to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
NOTIFICATIONS
Securities Law Information. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Mondelēz Group, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN
TERMS AND CONDITIONS
Data Privacy Consent. The Optionee hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in paragraph 13 of the Agreement and by participating in the Plan, the Optionee agrees to such terms. In this regard, upon request of the Company or the Employer, the Optionee agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands he or she will not be able to participate in the Plan if the Optionee fails to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The Option and the shares of Common Stock to be issued pursuant to the Plan are available only to employees of the Mondelēz Group. The grant of the Option does not constitute a public offer of securities.
Exchange Control Information. The Optionee may acquire and remit foreign currency (including the Grant Price, proceeds from the sale of shares of Common Stock) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Optionee must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Optionee should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND

TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Thailand, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. If the proceeds from the sale of shares of Common Stock are equal to or greater than US$1,000,000 in a single transaction, the Optionee must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Optionee must provide details of the transaction (i.e., identification information and purposes of the transaction) to the receiving bank. If the Optionee fails to comply with these obligations, the Optionee may be subject to penalties assessed by the Bank of Thailand.
The Optionee should consult his or her personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. The Optionee is responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
NOTIFICATIONS
Securities Law Information. Under Turkish law, the Optionee is not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the Nasdaq Global Select Market, which is located outside Turkey and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. The Optionee may be required to engage a Turkish financial intermediary to assist with the cash exercise of an Option or the sale of shares of Common Stock acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the Option exercise or the sale of any shares of Common Stock acquired upon exercise of the Option, the Optionee is solely responsible for engaging such Turkish financial intermediary. The Optionee should consult his or her personal legal advisor prior to the exercise of Options or any sale of shares of Common Stock to ensure compliance with the current requirements.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. Participation in the Plan is being offered only to selected Optionees and is in the nature of providing equity incentives to Optionees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Optionees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Optionee does not understand the contents of the Plan and the Agreement, the Optionee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the

Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM (“U.K.”)
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which Optionee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
Withholding Taxes. The following provision supplements paragraph 4 of the Agreement:
Without limitation to paragraph 4 of the Agreement, the Optionee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.
Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Optionee, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Optionee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Optionee by any of the means referred to in paragraph 4 of the Agreement.
In addition, the Optionee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Optionee may have to recover any overpayment from the relevant tax authorities.
UNITED STATES
NOTIFICATIONS
Tax Information. The Option is not an incentive stock option within the meaning of the Code.
Foreign Asset/Accounting Reporting Information. If the Optionee holds assets (i.e., Option or Common Stock) or other financial assets in an account outside the United States and the aggregate amount of said assets is US$10,000 or more, the Optionee is required to submit a report of Foreign Bank and Financial Account with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in the Optionee’s account meet the US$10,000 threshold.
URUGUAY

TERMS AND CONDITIONS
Data Privacy Consent. The Optionee understands that the Data will be collected by the Company and will be transferred to the Company at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. and/or any financial institutions or brokers involved in the management and administration of the Plan. The Optionee further understands that any of these entities may store the Data for purposes of administering the Optionee's participation in the Plan.
VENEZUELA
TERMS AND CONDITIONS
Investment Representation. As a condition of the grant of the Option, the Optionee acknowledges and agrees that any shares of Common Stock the Optionee may acquire upon exercise of the Option are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of such shares into foreign currency.
Exchange Control Information. Exchange control restrictions may limit the ability to exercise the Option or remit funds into Venezuela following the receipt of the cash payment upon the cashless exercise of the Option or cash proceeds from the sale of shares of Common Stock acquired under the Plan. The Company reserves the right to further restrict the exercise of the Option or to amend or cancel the Option at any time in order to comply with the applicable exchange control laws in Venezuela. The Optionee is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Optionee’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, the Optionee should consult with his or her personal legal advisor before accepting the Option to ensure compliance with current regulations.
NOTIFICATIONS
Securities Law Information. The Option granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.